UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2006
GenCorp Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95742

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 916-355-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement
Second Supplemental Indenture
On June 27, 2006, GenCorp Inc. (the “Company”) and The Bank of New York Trust Company, N.A., as Trustee, entered into a supplemental indenture (the “Second Supplemental Indenture”) to amend the Indenture (the “Indenture”) dated as of August 11, 2003, by and among GenCorp Inc. as Issuer, the Guarantors party thereto as Guarantors, and the Trustee, as amended by the First Supplemental Indenture dated October 29, 2004, governing the Company’s 9 1/2% Senior Subordinated Notes due 2013. The Second Supplemental Indenture amended the Indenture to permit GenCorp to incur certain additional indebtedness under its senior credit agreement (the “Credit Agreement”).
Third Amendment to the Credit Agreement
On June 27, 2006, the Company entered into the Third Amendment to the Credit Agreement primarily to replace the existing $98.5 million credit-linked facility, which consisted of a $44.3 million letter of credit subfacility and a $54.2 million term loan subfacility, with a new $154.5 million credit-linked facility. The new credit-linked facility consists of an $80.0 million letter of credit subfacility and a $74.5 million term loan subfacility on terms and conditions substantially similar to the existing facility. The financing elements of this amendment are as follows:
•	the existing $44.3 million letter of credit subfacility was replaced with a new $80.0 million letter of credit subfacility, with a $20.0 million optional but uncommitted accordion feature, primarily to provide capacity for additional letters of credit required by various environmental agencies;

•	the $26.2 million of outstanding letters of credit issued under the $80.0 million revolving credit facility as of May 31, 2006, which represented all of the drawings under the revolving credit facility as of May 31, 2006, will be repaid with drawings under the new credit-linked facility during the fiscal quarter ending August 31, 2006;

•	the existing $54.2 million term loan subfacility was repaid using the Net Cash Proceeds from the sale of the Company’s Fine Chemicals business. The Company obtained a new $74.5 million term loan, $19.8 million of which was placed in a collateral account maintained by one of the senior lenders under the Credit Agreement for purposes of repaying the Company’s 5 3/4% Convertible Notes due April 15, 2007 upon maturity, or, to the extent the notes are converted into Company common stock prior to maturity, repaying the term loan, with the remaining $54.7 million of proceeds to be used for general corporate purposes;

•	the maximum Leverage Ratio (as defined in the Credit Agreement) was increased to 8.25 to 1 and 8.50 to 1 for the third and fourth quarters of fiscal 2006, respectively, as well as to 8.50 to 1, 8.00 to 1, 7.50 to 1 and 7.00 to 1 for the first through fourth quarters of fiscal 2007, respectively; and

•	the $80.0 million revolving credit facility under the Credit Agreement was not amended.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On June 27, 2006, GenCorp entered into the Third Amendment to the Credit Agreement, the terms of which are described in Item 1.01 above.
Item 7.01. Regulation FD Disclosure
Attached hereto as Exhibit 99.1 and incorporated herein by reference is the text of the registrant’s press release issued on June 27, 2006 in which the Company announced that (i) pursuant to the terms of its previously announced consent solicitation with respect to a proposed amendment to the Indenture governing its 9 1/2% Senior Subordinated Notes due 2013, the Company has received consents to the amendment representing greater than a majority in principal amount of the Notes outstanding prior to the expiration of the consent solicitation at 5:00 p.m., New York City time, on June 27, 2006, and (ii) the Company has entered into the Third Amendment to the Credit Agreement.
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1	Second Supplemental Indenture dated as of June 27, 2006 to Indenture dated as of August 11, 2003, as amended, between GenCorp Inc. as Issuer, the Guarantors party thereto as Guarantors, and The Bank of New York Trust Company, N.A., as Trustee.

10.2	Third Amendment to Credit Agreement dated as of June 27, 2006, among GenCorp Inc., as the Borrower, each of those Material Domestic Subsidiaries of the Borrower identified as a ‘Guarantor’ on the signature pages thereto and Wachovia Bank, National Association, a national banking association, as Administrative Agent.

99.1	GenCorp Inc.’s press release dated June 27, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENCORP INC.
By:	/s/ Mark A. Whitney
	Name:	Mark A. Whitney
	Title:	Vice President, Law; Deputy General Counsel and Assistant Secretary

Date: June 28, 2006

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Supplemental Indenture dated as of June 27, 2006 to Indenture dated as of August 11, 2003, as amended, between GenCorp Inc. as Issuer, the Guarantors party thereto as Guarantors, and The Bank of New York Trust Company, N.A., as Trustee.

10.2	Third Amendment to Credit Agreement dated as of June 27, 2006, among GenCorp Inc., as the Borrower, each of those Material Domestic Subsidiaries of the Borrower identified as a ‘Guarantor’ on the signature pages thereto and Wachovia Bank, National Association, a national banking association, as Administrative Agent.

99.1	GenCorp Inc.’s press release dated June 27, 2006.